Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at EnerCom’s 2009 The Oil & Gas Conference™

ATLANTA, August 11, 2009 - RPC Incorporated (NYSE: RES) announced today that it will present at EnerCom’s 2009 The Oil & Gas Conference™ in Denver, CO on August 13, 2009 at 12:55 p.m. Eastern Daylight Time.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recent published financial results.  Management's remarks will be available in real time at http://www.investorcalendar.com/CEPage.asp?ID=147998 and will be archived on RPC’s investor website, http://www.rpc.net for a period of 30 days following the presentation.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at http://www.rpc.net.

For more information about RPC, Inc. and / or this presentation, please contact:

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@rpc.net